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EXHIBIT 16.1

August 13, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

     We have read Item 4 of Form 8-K dated August 6, 2004, of NexPrise Inc. and are in agreement with the statements contained in paragraphs 1, 3 and 4 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ ERNST & YOUNG LLP